EXHIBIT 99.1

Datawatch Corporation Reports Results for Second Quarter 2009

•	Company closes several deals in excess of $100,000, the largest exceeding $250,000

•	Company continues to improve its cash position, with an increase of 27 percent year-over-year, and no debt

•	Company takes one-time non-cash impairment charge of $6.4 million for goodwill and intangibles

•	Excluding impairment charge, Q2 and year-to-date operating income were up as compared to fiscal year 2008

Chelmsford, MA – May 5, 2009 - Datawatch Corporation (NASDAQ-CM: DWCH), a leader in Enterprise Information Management (EIM), today announced results for its second quarter ended March 31, 2009.

Revenues for the quarter ended March 31, 2009 were $5,092,000, down by 13 percent when compared to $5,873,000 for the quarter ended March 31, 2008. Net loss, taking into account the $6.4 million non-cash impairment charge described below, for the second quarter of fiscal 2009 was $(5,854,000), or $(0.99) per diluted share, compared to net income of $83,000, or $0.01 per diluted share, for the second quarter of fiscal 2008. Revenues for the six months ended March 31, 2009 were $10,294,000, as compared to $11,940,000 in the comparable period of fiscal 2008. Net loss for the six months ended March 31, 2009 was $(5,469,000), or $(0.92) per diluted share, as compared to net income of $330,000, or $0.06 per diluted share, for the six months ended March 31, 2008.

As previously reported, in light of uncertainties surrounding the global economy and the volatility in the Company’s stock price, the Company has continued to perform interim tests of impairment for its goodwill and indefinite lived intangible assets in accordance with Statement of Financial Accounting Standards (FAS) No. 142. The Company believes that current stock market valuations, particularly for technology companies, are generally reflective of broader global and stock market conditions rather than a reflection of the Company’s operating fundamentals. Results of the valuation analysis for goodwill and indefinite lived assets for the interim period ended March 31, 2009 indicated that the Company’s book value exceeded its estimated fair value. Further analysis and appraisal by an independent third party indicated that goodwill and an indefinite lived trademark were fully impaired. Therefore, the Company recorded a non-cash impairment charge for the quarter ended March 31, 2009 of $6,401,000. The net income (loss) amounts presented above include the effect of these impairment charges.

Excluding the effects of the goodwill and trademark impairment charge, the Company’s net income for the quarter ended March 31, 2009 would have been $228,000, or $0.04 per diluted share, as compared to $83,000, or $0.01 per diluted share for the quarter ended March 31, 2008. Net income for the six months ended March 31, 2009, excluding the effects of the goodwill and trademark impairment charge, was $614,000, or $0.10 per diluted share, as compared to $330,000, or $0.06 per diluted share for the six months ended March 31, 2008.

As of March 31, 2009, the Company had $5,128,000 in net cash and cash equivalents, an increase of $1,101,000, or 27 percent, compared to March 31, 2008.

Commenting on the second quarter results, President and CEO Ken Bero said, “From an operational perspective, the acceleration of the world-wide recession through the beginning of calendar year 2009 continued to make business very challenging.  Discretionary and new project spending cutbacks, as well as unprecedented review of actual expenditures by companies and recycling of existing licenses, has eliminated some purchases and made actual procurements much more difficult to obtain. Comparisons to FY2008 revenues and expenses during the comparable period last year are also impacted by the continued weakness of the British Pound vs. the US dollar.  The UK is our second largest market and the Pound has remained substantially below its prior year value.

“Income from operations excluding the effects of the goodwill and trademark impairment charge was again solidly in the black,” added Bero.  “Our performance on this score was positive; exceeding Q2 results as compared to a year ago on less revenue. While the economic conditions have impacted sales, customer purchases are being made as long as they provide clear and direct returns to the bottom line.  During the quarter, we closed several deals in excess of $100,000, the largest exceeded $250,000.  In addition, the Company continues to improve its cash position and to carefully manage expenses. We have no debt on the balance sheet.  Finally, we continue to invest in our key product offerings; the lifeblood of our business.  We believe that our business intelligence products are especially valuable to our customers as they help companies improve operational efficiencies in these difficult times. Datawatch’s software solutions fully leverage existing IT infrastructure to provide the direct and substantive returns on investments companies need to justify any new expenditure.  We believe that our solutions position us well during this economic period and for continued growth as the economy turns around.”

As previously announced, Datawatch will host a live webcast to discuss its second quarter 2009 results today at 2:00 p.m. (EDT). The webcast can be accessed at: http://www.investorcalendar.com/IC/CEPage.asp?ID=139733. Please register at least 15 minutes early to download any necessary audio software. An archive of the broadcast will be available for 30 days at the same location.

ABOUT DATAWATCH CORPORATION

Datawatch Corporation (NASDAQ-CM: DWCH), a leader in Enterprise Information Management, helps companies make better decisions and solve business problems by simplifying access to information. Unique among EIM vendors, Datawatch transforms the massive amounts of data and documents generated inside or outside a company into actionable insight, without any changes needed to existing systems. Datawatch customers benefit from the right information, in the right context, at the right time. More than 35,000 organizations worldwide rely on Datawatch products including its market-leading Monarch report and data mining solutions. Founded in 1985, Datawatch is based in Chelmsford, Mass., with offices in London, Sydney and Manila. For more information, visit www.datawatch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such statements, including but not limited to those relating to results of operations net of any impairment charges, contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the following: risks associated with the uncertainty of the current economic climate; risks associated with fluctuations in quarterly operating results; Datawatch's dependence on its principal products; risks associated with international sales; risks associated with distributor sales; risks associated with acquisitions; an unfavorable result in any litigation; market acceptance of new products; dependence on the introduction of new products and possible delays in those introductions. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly-available documents, which include, but are not limited to, filings made by Datawatch from time to time with the Securities and Exchange Commission, including but not limited to, those appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 2008 and Form 10-Q for the quarter ended December 31, 2008. Any forward-looking statements should be considered in light of those factors.

# # #

Investor Contact:

Datawatch Investor Relations
978-441-2200 ext. 8323
investor@datawatch.com

Media Contacts:

Stacey L. Mann
Greenough Communications
smann@greenoughcom.com
Phone: (617) 699-4853

Lisa G. Kilpatrick
Manager, Marketing Communications and Public Relations
lisa_kilpatrick@datawatch.com
Phone: (978) 441-2200, ext. 8240
Fax: (978) 453-4443

© 2009 Datawatch and the Datawatch logo are trademarks or registered trademarks of Datawatch Corporation in the United States and/or other countries. All other names are trademarks or registered trademarks of their respective companies.

DATAWATCH CORPORATION
Condensed Consolidated Statements of Operations
Amounts in Thousands (except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2009	2008	2009	2008

REVENUE:
Software licenses and subscriptions	$2,973	$3,155	$5,813	$6,488
Maintenance and services	2,119	2,718	4,481	5,452
Total revenue	5,092	5,873	10,294	11,940

COSTS AND EXPENSES:
Cost of software licenses and subscriptions	531	550	1,061	1,122
Cost of maintenance and services	834	1,177	1,707	2,297
Sales and marketing	1,854	1,968	3,515	4,189
Engineering and product development	585	836	1,298	1,586
General and administrative	1,018	1,273	2,184	2,478
Impairment of goodwill and other intangibles	6,401	–	6,401	–
Total costs and expenses	11,223	5,804	16,166	11,672

INCOME (LOSS) FROM OPERATIONS	(6,131)	69	(5,872)	268
Other income, net of expenses	(7)	49	163	146

INCOME (LOSS) BEFORE INCOME TAXES	(6,138)	118	(5,709)	414
Income tax (benefit) provision	(284)	35	(240)	84

NET INCOME (LOSS)	$(5,854)	$83	$(5,469)	$330

Net income (loss) per share - Basic	$(0.99)	$0.01	$(0.92)	$0.06

Net income (loss) per share - Diluted	$(0.99)	$0.01	$(0.92)	$0.06

Weighted Average Shares Outstanding - Basic	5,916	5,871	5,915	5,762

Weighted Average Shares Outstanding - Diluted	5,916	6,062	5,915	5,978

DATAWATCH CORPORATION
Condensed Consolidated Balance Sheets
Amounts in Thousands
(Unaudited)

	March 31,	September 30,
	2009	2008

Cash and cash equivalents	$5,128	$4,885
Accounts receivable, net	2,635	3,287
Prepaid expenses and other current assets	502	418
Total current assets	8,265	8,590

Property and equipment, net	648	737
Intangible and other assets, net	2,679	8,842

	$11,592	$18,169

Accounts payable and accrued expenses	$2,971	$3,413
Deferred revenue - current portion	3,892	4,047
Total current liabilities	6,863	7,460

Total long-term liabilities	354	627

Total shareholders' equity	4,375	10,082

	$11,592	$18,169